Exhibit 10.15

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Assigned Capacity and Manufacturing Agreement for 2,000 L Scale

(the “Agreement”)

by and between·

Lonza Biologics Tuas Pte Ltd

35 Tuas South Avenue 6, SG-Singapore, 637377

-hereinafter “Lonza”-

and

Forty Seven Inc.,

1490 O’Brien Drive, Suite A

Menlo Park, CA 94025 USA

-hereinafter “Forty Seven” or“Customer”-

Effective as of December 21, 2017 (the “Effective Date”)

2k Singapore

CONFIDENTIAL

Table of Contents

		Page
1	DEFINITIONS AND INTERPRETATION	3

2	PERFORMANCE OF SERVICES	8

3	PROJECT MANAGEMENT / STEERING COMMITTEE	11

4	QUALITY	12

5	INSURANCE	12

6	ASSIGNED CAPACITY, ALTERNATE PRODUCT, FORECASTING, ORDERING AND CANCELLATION	12

7	DELIVERY AND ACCEPTANCE	14

8	PRICE AND PAYMENT	16

9	[INTENTIONALLY OMITTED.]	17

10	INTELLECTUAL PROPERTY	17

11	WARRANTIES	19

12	INDEMNIFICATION AND LIABILITY	20

13	CONFIDENTIALITY	22

14	TERM AND TERMINATION	24

15	FORCE MAJEURE	25

16	MISCELLANEOUS	26

Appendix A	Project Plan

Appendix B	Price

Appendix C	Quality Agreement

Appendix D	Specifications

Appendix E	Approved Entities

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Recitals

WHEREAS, Forty Seven is engaged in the development and research of certain products for the treatment of various indications (as further defined below, “Products”);

WHEREAS, Lonza and its Affiliates have expertise in the evaluation, development and manufacture of such Products;

WHEREAS, Forty Seven wishes to engage Lonza for Services relating to the development and manufacture of the Product as described in this Agreement; and

WHEREAS, Lonza or its Affiliate; is prepared to perform such Services for Forty Seven in accordance with the terms and subject to the conditions set out herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties intending to be legally bound, agree as follows:

1	Definitions and Interpretation

“Affiliate”	means any company, partnership or other entity which directly or indirectly, Controls, is Controlled by or is under common control with the relevant Party. “Control” means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the relevant Party.

“Agreement”	means this agreement incorporating all Appendices, as amended from time to time by written agreement of the Parties.

“Alternate Product(s)”

means any product(s) which the Parties agree may be substituted in place of or manufactured in addition to the CD47 Product in accordance with Clause 6.2, and after such substitution all references in this Agreement to “Product” shall be deemed to apply to such Alternate

Product(s).

“Applicable Laws”	means all relevant U.S., U.K. and European Union, federal, state and local laws, statutes, rules, and regulations which are applicable to a Party’s activities hereunder, including, without limitation, the applicable regulations and guidelines of any Governmental Authority and cGMP together with amendments thereto.

“Approval”	means the first marketing approval by the FDA or EMA of Production from the Facility for commercial supply.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Assigned Capacity”	means the annual capacity at the Facility assigned by Lonza to Forty Seven for the manufacture of cGMP Batches as described in clause 6.1.

“Background Intellectual Property”	means any Intellectual Property either (i) owned or controlled by a Party prior to the Effective Date or (ii) developed or acquired by a Party independently from the performance of the Services hereunder during the Term of this Agreement.

“Batch”	means the Product derived from a single run of the Manufacturing Process at the Facility at 2,000 litre scale and associated analytical testing required for the release of the Product.

“CD47 Product”	means the human IgG antibody produced by the Cell Line, known as SSCI047 that binds to CD47 and of which Forty Seven is the proprietor as set out in Appendix D.

“Cell Line”	means the GS-CHO cell line expressing Product, created by Lonza under the Prior MSA, an example of the particulars of which are set out in Appendix D, and which does not include Lonza’s host cell lines.

“Certificate of Analysis”	means a document prepared by Lonza listing tests performed by Lonza or approved External Laboratories, the Specifications and test results.

“Certificate of Compliance”	means a document prepared by Lonza: (i) listing the manufacturing date, unique Batch number, and concentration of Product in such Batch, (ii) certifying that such Batch was manufactured in accordance with the Master Batch Record and cGMP.

“cGMP”	means those laws and regulations applicable in the U.S., U.K. and European Union, relating to the manufacture of medicinal products for human use, including, without limitation, current good manufacturing practices as specified in the ICH guidelines, including without limitation, ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC. For the avoidance of doubt, Lonza’s operational quality standards are defined in internal cGMP policy documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“cGMP Batches”	means any Batches which are required under the Project Plan to be manufactured in accordance with cGMP.

“Commencement Date”	means the date of removal of the vial of cells from frozen storage for the production of a Batch.

“Confidential Information”	means Forty Seven Information and/or Lonza Information, as the context requires.

“EMA”	means the European Medicines Agency, or any successor agency thereto.

“Engineering Batches”	means a Batch that is intended to demonstrate the transfer of the Manufacturing Process to the Facility, as described in Clause 2.2.

“External Laboratories”	means any Third Party instructed by Lonza, with Forty Seven’s prior consent, which is to conduct activities required to complete the Services.

“Facility”	means Lonza’s manufacturing facility in Singapore.

“FDA”	means the United States Food and Drug Administration, or any successor agency thereto.

“Forty Seven Information”	means all technical and other information (i) from time to time supplied by Forty Seven to Lonza under this Agreement which, at the time of disclosure by Forty Seven, was not known to Lonza or in the public domain or (ii) which was owned by Forty Seven pursuant to the Prior MSA and/or is specific to the Cell Line or Product, or any other materials or information supplied by Forty Seven to Lonza under this Agreement.

“Forty Seven Materials”	means any components of Product, or other materials of any nature as may be provided by Forty Seven to Lonza under this Agreement provided that the Cell Line will be subject always to the terms of the GS Licence.

“Governmental Authority”	means any Regulatory Authority and any national, multi-national, regional, state or local regulatory agency, department, bureau, or other governmental entity in the U.S., U.K. or European Union.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“GS Licence”	means the licence agreement between Forty Seven and Lonza Sales AG dated 24 May 2016 for the use of Lonza’s proprietary glutamine synthetase gene expression system, as amended from time to time.

“Intellectual Property”	means (i) inventions (whether or not patentable), patents, trade secrets, copyrights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered, (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing sub-clause (i) and (ii) and all rights and applications that are similar or equivalent to the rights and application described in the foregoing sub-clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world.

“Lonza Information”	means all information that is proprietary to Lonza or any Affiliate of Lonza and that is maintained in confidence by Lonza or any Affiliate of Lonza and that is disclosed by Lonza or any Affiliate of Lonza to Forty Seven under or in connection with this Agreement, including without limitation, any and all Lonza know-how and trade secrets, but excluding any Forty Seven Information.

“Manufacturing Process”	means Lonza’s production process for the manufacture of Product.

“Master Batch Record”	means the document, proposed by Lonza and approved by Forty Seven, which defines the manufacturing methods, test methods and other procedures, directions and controls associated with the manufacture and testing of Product.

“New Forty Seven Intellectual Property”	has the meaning given in Clause 10.2.

“New General Application Intellectual Property”	has the meaning given in Clause 10.3.

“Party”	means each of Lonza and Forty Seven and, together, the ”Parties”.

“Price”	means the price for the Services and Products as set out in Clause 8 and/or Appendix B.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

“Prior MSA”	means the (i) sub-award agreement between Forty·Seven and Lonza Sales AG dated 25 August 2010; as novated and amended by the novation and amendment agreement .between the Parties dated 01 March 2016 and as amended from time to time, and (ii) the Assigned Capacity and Manufacturing Agreement between Forty Seven and Lonza Sales AG dated 30 August 2016 as amended.

“Process Validation Batch”	means a Batch that is produced with the intent to show reproducibility of the Manufacturing Process and Is required to complete process validation studies.

“Product(s)”	means the CD47 Product and/or the Alternate Product(s) to be manufactured by Lonza under this Agreement.

“Project Plan”	means the Plan(s) describing the Services to be performed by Lonza under this Agreement, including any update and amendment of the Project Plan to which the Parties may agree from time to time.

“Quality Agreement”	means the quality agreement, attached hereto as Appendix C, setting out the responsibilities of the Parties in relation to quality as required for compliance with cGMP.

“Raw Materials”	means all ingredients, solvents and other components of the Product required to perform the Manufacturing Process or Services set forth in the bill of materials detailing the· same [*].

“Raw Materials Fee”	means the procurement and handling fee of [*] of the amount incurred by Lonza to be paid to a Third Party (“Lonza’s Cost”) for the acquisition of Raw Materials (other than Resins) that is charged to Forty Seven in addition to Lonza’s Cost of such Raw Materials.

“Regulatory Approval”	means, with respect to a Product, all approvals, licenses, registrations or authorizations necessary for the commercialization of such Product in a particular jurisdiction.

“Regulatory Authority”	means the FDA, EMA and any other similar regulatory authorities: as may be agreed upon in writing by the Parties.

“Release”	has the meaning given in Clause 7.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Resin”	means the chromatographic media and/or UF membranes intended to refine or purify the Product, as specified in the Master Batch Record.

“Safety Stock”	has the meaning set out in Clause 2.9.

“Services”	means all or any part of the services to be performed by Lonza under this Agreement, particulars of which are set out in a Project Plan.

“Specifications”	means the specifications of the Product; an example of which is specified in Appendix D, which may be amended from time to time in accordance with this Agreement.

“Suite Fee”	has the meaning set out in Clause 8.1.

“Term”	has the meaning given in Clause 14.1.

“Third Party”	means any party other than Forty Seven, Lonza and their respective Affiliates.

In this Agreement references to the Parties are to the Parties to this Agreement, headings are used for convenience only and· do not affect its interpretation, references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision, references to the singular include the plural and vice versa, and references to the word “including” are to be construed without limitation.

2	Performance of Services

2.1	Performance of Services. Subject to clause 2.5, Lonza shall itself and/or through its affiliates, diligently carry out the Services at the Facility as provided in the Project Plan and use commercially reasonable efforts to perform the Services without any material defect and according to the estimated timelines as set forth in the Project Plan (owing to the unpredictable nature of the biological processes involved in the Services, the timescales set down for the performance of the Services are estimated only). Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement. Lonza may subcontract or delegate any of its rights or obligations under this Agreement to perform the Services to its Affiliate(s); provided that Lonza shall be responsible for each such Affiliate’s performance or non-performance under this Agreement as if Lonza itself were performing such activities. Lonza may engage an External Laboratory to provide some of the Services provided, that any External Laboratories shall be subject to the same obligations and other provisions contained in this Agreement or any applicable Project Plan. In the event of a dispute Lonza shall use its reasonable endeavours to enforce such obligations upon such External Laboratories and pass onto the Customer whatever remedies it obtains from such External Laboratories provided always that Lonza shall not be responsible for any services performed by such External laboratories.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.2	Engineering Batches. Lonza shall manufacture Engineering Batches in accordance with the Project Plan, the other applicable terms of this Agreement and the Quality Agreement. Forty Seven shall have the right to make whatever further use of the non-cGMP Engineering Batches as it shall determine, provided that Forty Seven pays for any such Batches manufactured in accordance with this Section 2.2 at the rate set forth in Clause 8.1, such use is not for human use and does not violate any Applicable Laws. Lonza makes no warranty that Engineering Batches will meet CGMP and Specifications, but Lonza will use commercially reasonable efforts to meet CGMP and Specifications with respect to each Engineering Batch. If Lonza determines that an Engineering Batch does meet cGMP and the Specifications, it will release such Engineering Batch as a cGMP Batch. Regardless of whether any Engineering Batch meets cGMP or the Specifications, Forty Seven shall pay to Lonza the Price for such Engineering Batch plus the Raw Materials Fee associated with such Engineering Batches.

2.3	cGMP Batches. Lonza will, in accordance with the terms of this Agreement and Quality Agreement, manufacture at the Facility and release to Forty Seven, cGMP Batches that comply with the Manufacturing Process, cGMP and the Specifications, together with a Certificate of Analysis (such manufacture, “cGMP manufacture”); provided, however, that (i) Lonza is not obligated to commence cGMP manufacture until at least [*] has been manufactured in compliance with cGMP and Specifications and (ii) after any change in the process for such Product agreed to or requested by Forty Seven, Lonza shall not be obligated to recommence cGMP manufacture until at least [*] has been manufactured in compliance with cGMP and Specifications. Prior to commencement of cGMP manufacturing, Lonza shall review the process assumptions. In the event that there is a material difference in the process assumptions as compared with the process results demonstrated during the manufacture of Engineering Batches, the Parties shall meet to discuss in good faith a revision to the Batch Price to reflect such difference.

2.4	Process Validation Batches. Lonza shall manufacture and deliver Process Validation Batches as mutually agreed by Parties sufficient to document the operability and reproducibility of the Manufacturing Process and permit the Parties to complete and file the necessary regulatory documents.

2.4.1	Prior to commencement of Process Validation Batches, Lonza and Forty Seven shall agree a process validation plan identifying the validation requirements of the Manufacturing Process. All process validation activities are excluded from the Price of Process Validation Batches shall be approved by Forty Seven in advance and shall be paid for by Forty Seven at the Price set out in the applicable Project Plan. Any regulatory support activities (including pre-Approval inspection) required and agreed to by Forty Seven to support the Approval of the Product from the Facility shall be performed and supported by Lonza as reasonably requested by Forty Seven. The cost of all such regulatory support activities are excluded from the Price of Process Validation Batches, shall be approved by Forty Seven in advance, and shall be paid for by Forty Seven at the Price set out in the applicable Project Plan.

2.5	Manufacturing Process. Any changes to the Specifications or the Manufacturing Process for a Product shall be carried out in accordance with the Quality Agreement and Lonza’s standard operating procedures.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.6	Supply of Forty Seven Information and Forty Seven Materials. Forty Seven shall supply to Lonza all Forty Seven Information and Forty Seven Materials, and other information or materials that may be reasonably required by Lonza to perform the Services. Lonza shall not be responsible for any delays arising out of Forty Seven’s failure to provide such Forty Seven Information, Forty Seven Materials, or other information or materials reasonably required to perform the Services to Lonza, and [*], including, if applicable, [*].

2.7	Forty Seven Materials.

2.7.1	Sale or License. All Forty Seven Materials shall remain the property of Forty Seven, and the transfer of physical possession of any such Forty Seven Materials to, and the physical possession of such Forty Seven Materials by, Lonza, including its Affiliates and/or any External Laboratory shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials to Lonza including its Affiliates and/or any External Laboratories, provided that the Cell Line shall be subject always to the terms of the GS License.

2.7.2	Limited Use. Lonza including its Affiliates and any External Laboratories shall not use the Forty Seven Materials for any purpose other than as necessary for the performance of the Services. Subject to clause 2.1, Lonza, including its Affiliates and any External Laboratories will not provide or transfer any Forty Seven Materials to any Third Party without the prior written consent of the Forty Seven. Lonza, its Affiliates and/or any External Laboratories shall only use the Forty Seven Materials in accordance with this Agreement and Applicable Laws.

2.7.3	No Modification or Derivation. Lonza, its Affiliates and External Laboratories shall not attempt to alter or modify the Forty Seven Materials in any way, or to make any derivatives or analogs thereof, without the express prior written consent of Forty Seven, and shall not under any circumstances attempt, directly or indirectly, to analyze, characterize, reverse engineer or otherwise derive the structures, sequences, or constructs of the Forty Seven Materials.

2.7.4	Care of Use. Lonza agrees to use, and shall cause its Affiliates and External Laboratories to use reasonable care in the use, handling, storage, containment, transportation and disposition of the Forty Seven Materials. Lonza shall not use, nor authorize the use of, any Forty Seven Materials on or in humans for any purpose under any circumstances.

2.8	Raw Materials. Lonza shall procure all required Raw Materials as well as consumables, other than those Raw Materials that are Forty Seven Materials, Forty Seven shall be responsible for payment in accordance with this Clause 2.8, Clause 8.5 and Clause 14.3.2(b) for all consumables and Raw Materials ordered or irrevocably committed to be procured by Lonza in accordance with this Agreement. Upon cancellation of any Batch by Forty Seven, or termination of this Agreement all such unused Raw Materials shall be paid for by Forty Seven, at the cost incurred by Lonza plus the Raw Materials Fee, within [*] days of invoice and at Forty Seven’s option, either (a) delivered to Forty Seven or (b) disposed of by Lonza; provided that upon any such cancellation or termination, Lonza shall use commercially reasonable efforts to cancel or mitigate any obligation to purchase Raw Materials.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.9	Safety Stock. Lonza will, unless Forty Seven instructs Lonza otherwise, and subject to Forty Seven paying the appropriate Raw Materials Fee, maintain a sufficient safety stock of Raw Materials (including a safety stock of Resin) in accordance with Lonza’s standard policies or as otherwise agreed in writing by the Parties.

2.10	Records. Lonza will maintain in accordance with the Quality Agreement records and samples relating to the manufacture of the Product.

3	Project Management / Steering Committee

3.1	Project Plans. With respect to a new project to be governed by this Agreement, a new Project Plan shall be added by agreement in a writing signed by the Parties and appended to Appendix A. Each Project Plan shall include a description of the Services to be provided, the Product to be manufactured, Specifications, a schedule for completion of the Project Plan, pricing details, and such other information as is necessary for relevant Services. In the event of a conflict between the terms of a Project Plan and this Agreement, the terms of this Agreement will govern unless the Parties expressly agree otherwise in writing. Any modifications or amendments to the Project Plans shall be expressly agreed in writing and signed by the Parties.

3.2	Project Management. With respect to each Project Plan, each party will appoint a project manager who will be the party responsible for overseeing the Project Plan.

3.3	Steering Committee. Each Party shall name a mutually agreed upon equal number of representatives for the Steering Committee, which shall meet twice per calendar year, or as otherwise mutually agreed by the Parties. In the event that a Steering Committee dispute cannot be resolved, such dispute shall be escalated to a senior executive of each of Forty Seven and Lonza.

The primary function of the Steering Committee is to ensure the ongoing communication between the Parties and discuss and resolve any issues arising under this Agreement. In addition to the primary function described above, the Steering Committee shall also take on the following responsibilities:

3.3.1	discuss and seek resolution of issues around management of the Services;

3.3.2	agree and monitor deadlines and milestones for the Services;

3.3.3	discuss and recommend any changes to the Services (although such changes will not take effect until they have been incorporated into a written amendment to the Project Plan which has been signed by the Parties).

3.4	Person in Plant. Forty Seven shall be permitted to have, at no additional cost, [*] at the Facility as reasonably requested by Forty Seven, at any time during the Manufacturing Process for the purpose of observing, reporting on, and consulting as to the performance of the Services. Such employee shall be subject to and agree to abide by confidentiality obligations to Third Parties and Lonza’s customary practices and operating procedures regarding persons in plant, and such employee agrees to comply with all instructions of Lonza’s employees at the Facility.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4	Quality

4.1	Responsibility for quality assurance and quality control of Product shall be allocated between Forty Seven and Lonza as set forth in the Quality Agreement and in Lonza standard operating procedures. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall prevails. If the Quality Agreement is not in place at the Effective Date, Lonza and Forty Seven commit to enter into the Quality Agreement in a timely manner, but in no event later than the commencement of cGMP manufacturing under this Agreement.

4.2	Provisions regarding inspections by Regulatory Authorities and audits shall be set out in the Quality Agreement.

5	Insurance

5.1	Each Party shall, during the Term and for [*] years after delivery of the last Product manufactured or Services provided under this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company, comprehensive general liability insurance including, but not limited to, contractual liability coverage and product liability coverage in the amount of at least [*] per claim. Each Party shall provide the respective other Party with a certificate of such insurance upon reasonable request.

6	Assigned Capacity, Alternate Product, Forecasting, Ordering and Cancellation

6.1	Assigned Capacity.

(a)	Lonza shall manufacture [*] Engineering Batch in [*] and such Engineering Batch is non-cancellable. Lonza shall manufacture [*] cGMP Batches per year during the Assigned Capacity. Lonza will use commercially reasonable efforts to accommodate Forty Seven’s Forecast as set out in clause 6.3 below, provided however that, except as expressly set forth in this Agreement (including Section 6.1(b)), [*] and subject to [*], Lonza shall [*].

(b)	Whether a cGMP Batch is manufactured within the Assigned Capacity shall be measured from the Commencement Date of such cGMP Batch and for the purposes of clarity, such Assigned Capacity shall be from [*] to [*], unless (i) the Term is extended pursuant to Clause 14.1, in which case the Assigned Capacity shall continue through [*] or (ii) Lonza and Forty Seven mutually agree on terms of a commercial agreement that modifies or replaces the Assigned Capacity and/or (iii) Forty Seven provides written notice (“[*] Notice”) to Lonza that Forty Seven wishes to [*] with the intention that [*], provided Forty Seven provides such [*] Notice to Lonza no later than [*], provided further that if Lonza does not receive such [*] Notice on or before [*], the Assigned Capacity [*]. The Assigned Capacity shall be [*] cGMP Batches per year at 2,000 litre scale at Lonza’s Facility. Subject to the foregoing provisions, the above cGMP Batches shall be regarded as a binding commitment on the Parties for the Term, and (except as set forth in Clauses [*]) [*].

6.2

Alternate Product. Forty-Seven may request Lonza to manufacture Alternate Product(s) in place of or in addition to the CD47 Product within the Assigned Capacity provided always that any such Alternate Products does not exceed Lonza’s then current standard

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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processing times and subject to Lonza’s agreement, and the negotiation and execution of an amended Project Plan agreed between the Parties that shall set out the price and terms for the transfer of the Alternate Product into the Facility and for payment of all such additional costs as reasonably incurred by Lonza in completion of such transfer. If an Alternate Product is introduced, the number of cGMP Batches to be manufactured within the Assigned Capacity in each year may be revised as agreed in writing by the Parties.

6.3	Forecasting and Ordering.

(a)	No later than the first (1st) day of each calendar quarter, Forty Seven shall supply Lonza with a written forecast showing Forty Seven’s good faith estimated quarterly Commencement Date requirements for Batches to be manufactured within the Assigned Capacity at Lonza’s Facility and any Additional cGMP Batches (as defined below) requested by Forty Seven to be manufactured at Lonza’s Facility in the following [*] month period or the remainder of the Term, whichever is less (the “Forecast”). No later than [*] days following Lonza’s receipt of a Forecast, Lonza shall provide written notice to Forty Seven of whether it has (as of the date of receipt of the Forecast) capacity available to manufacture the number of Batches forecasted therein in accordance with the schedule proposed by Forty Seven and shall provide Forty Seven with an estimated production schedule showing the estimated Commencement Date and estimated delivery date of each Batch (“Forecast Response”). The forecast and notice of available capacity given in this Clause 6.3 shall not be binding on Forty Seven or Lonza, except as otherwise set forth in Clause 6.1. For the avoidance of doubt, no notice from Lonza to Forth Seven provided pursuant to this Clause 6.3 shall relieve Lonza of its obligations under Clause 6.1, except as permitted by Clause 6.4.

(b)	Forty Seven may place firm purchase orders for its requirement for Additional cGMP Batches at least [*] months prior to the desired Commencement Date of each such Batch unless otherwise mutually agreed. Lonza shall accept or reject Forty Seven’s orders for Additional cGMP Batches within [*] calendar days of Lonza’s receipt of the purchase order; provided that if Lonza fails to accept or reject a purchase order within such [*] calendar day period, [*]. Lonza shall use commercially reasonable efforts to accept all purchase orders submitted by Forty Seven in accordance with this Section 6.3(b). Each accepted purchase order is a “Binding Purchase Order.” All Binding Purchase Orders shall be subject to the cancellation provisions in Clause 6.5.

6.4	Rescheduling. [*] reschedule the Commencement Date with respect to any cGMP Batch, provided that the rescheduled Commencement Date is no earlier or no later than [*] days from the Commencement Date originally estimated (i) in the portion of the Forecast Response relating to the then-current first [*] months of the Assigned Capacity or (ii) at the time of Lonza’s acceptance of the binding purchase order for any Additional cGMP Batches.

6.5

Cancellation of cGMP Batches. If Forty Seven cancels (i) any cGMP Batch within the Assigned Capacity it shall not receive any refund or rebate of the Suite Fee (except as set forth in this Clause 6.5 or Clause 6.7), and (ii) any Additional cGMP Batch, as defined below, for which Lonza accepted a purchase order, (A) Forty Seven shall pay [*] of the Price for such cancelled Additional cGMP Batch if Forty Seven provides written notice of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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cancellation of such Additional cGMP Batch to Lonza less than or equal to [*] months prior to the Commencement Date of such Additional cGMP Batch or (B) Forty Seven shall pay [*] of the Price for such cancelled Additional cGMP Batch if Forty Seven provides written notice of cancellation of such Additional cGMP Batch to Lonza more than [*] months but less than or equal to [*] months prior to the Commencement Date of such Additional cGMP Batch. In addition, Forty Seven shall pay for all costs associated with the cancelled cGMP Batch that Lonza has incurred, or is irrevocably committed to pay, including the costs of Raw Materials and the Raw Materials Fee, in accordance with Clause 2.8. Lonza shall use commercially reasonable efforts to sell all or any part of the Assigned Capacity (“Additional cGMP Batch Capacity”) that Forty Seven has notified Lonza that it does not wish to use, but Lonza does not make any commitment, warranty or representation that it will be successful in finding any Third Party customer (existing or new) to fill such excess Assigned Capacity and/or Additional cGMP Batch Capacity. If Lonza is able to sell all or any part of such excess Assigned Capacity to a Third Party for a new project, Lonza shall refund to Forty Seven [*] the Suite Fee for such year with respect to each manufacturing slot Lonza is able to sell to a Third Party. If Lonza is able to sell all or any part of such excess Additional cGMP Batch Capacity to a Third Party for a new project, Lonza shall refund to Forty Seven [*] the Price paid by Forty Seven for the cancelled Additional cGMP to the extent [*]. In addition, Forty Seven may refer potential Third Party customers to Lonza in respect of any such excess Assigned Capacity and/or Additional cGMP Batch Capacity, provided that Lonza shall at all times have the sole and absolute discretion whether or not it decides to enter into discussions with such referred Third Party customers.

6.6	In the event that the parties agree any additional stages of work to be added to the Project Plan (“Additional Project”), the prices for such Additional Work shall be calculated based on Lonza’s standard pricing at the time of agreement on such Additional Work. ·Once the Additional Work has been added into this Agreement, the pricing for such Additional Work shall be subject to review in accordance with the provisions of Clause 8.4.

7	Delivery and Acceptance

7.1	Delivery. All Product shall be delivered [*] (as defined by incoterms®2010) [*] and with respect to the Product, title and risk of loss shall transfer to Forty Seven upon Release in accordance with this provision. For the avoidance of doubt, shipping or transportation of the Products, whether or not any arrangements are made by Lonza on behalf of the Forty Seven, shall be made at the sole risk and expense of the Forty Seven.

7.2	Storage

7.2.1	Forty Seven shall arrange for shipment and take delivery of each Batch from the Facility, at Forty Seven’s expense, within [*] days after Release or pay applicable storage costs. Lonza shall provide storage on a bill and hold basis for such Batch(es) at no charge for up to [*] days; provided that any additional storage beyond [*] days will be subject to availability and, if available, will be charged to Fort Seven and will be subject to a separate agreement. In addition to clause 8.2, Forty Seven shall be responsible for all value added tax (VAT) and any other applicable taxes, levies, import, duties and fees of whatever nature imposed as a result of any storage (other than taxes on Lonza’s income). Notwithstanding anything to the contrary contained in this Agreement, in no event shall Lonza be required to store any Batch for more than [*] calendar days after Release. Within [*] days following a written request from Lonza, Forty Seven shall provide Lonza with a letter in form satisfactory to Lonza confirming the bill and hold status of each stored Batch.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.2.2	The Products shall be stored by Lonza at Lonza’s premises in accordance with Lonza’s standard operating procedure, subject always to audit by Forty Seven in accordance with the Quality Agreement and clause 7.2.1. Lonza shall keep all such Products and Forty Seven Materials free of all security interests, liens and other encumbrances and Lonza shall retain control thereof and shall not transfer the same to any Third party unless otherwise agreed in writing by the Parties.

7.3	Acceptance/Rejection of Product

7.3.1	Promptly following Release of cGMP Batches, Forty Seven shall inspect such cGMP Batches and shall have the right to test such Batches to determine compliance with the Specifications. Forty Seven shall notify Lonza in writing of any rejection of a cGMP Batch based on any claim that it fails to meet Specifications within [*] days of Release, after which time all unrejected cGMP Batches shall be deemed accepted, subject to Forty Seven’s right to reject any cGMP Batch for latent defects set out in this clause 7.3.1. Forty Seven shall inform Lonza in writing in case of latent defects (i.e. not discovered by routine quality control means), promptly upon discovery of such defects but no later than [*] after delivery of the Product.

7.3.2	In the event that Lonza believes that a cGMP Batch has been incorrectly rejected by Forty Seven, Lonza must notify Forty Seven in writing within [*] days (such notice, the “Dispute Notice”) and Lonza may require, that Forty Seven provide to it cGMP Batch samples for testing. Lonza may retain and test the samples of such cGMP Batch. In the event of a discrepancy between Forty Seven’s and Lonza’s test results such that Lonza’s test results determine that the cGMP Batch conforms with the Specifications, or there otherwise exists a dispute between the Parties over whether such cGMP Batch fails to conform to the Specifications or the extent to which such failure is attributable to a given Party, the Parties shall use good faith efforts to resolve any such discrepancy or dispute; provided that if such dispute cannot be settled within [*] days from the receipt of the Dispute Notice, then the Parties will submit a sample of the cGMP Batch to an independent laboratory and require the independent laboratory promptly to review records, test data and perform comparative tests and/or analyses on samples of the Product that allegedly fails to conform to Specifications. Such Independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated switch such testing and review shall be borne by the Party against whom the Independent laboratory rules.

7.3.3

Subject to clauses 2.2 and 2.3, in the event that it is determined (by the Parties or the independent laboratory) that any cGMP Batch failed to conform with the Specifications (each a “Failed Batch”) and such failure was [*] (“Lonza Responsibility”) then Lonza shall replace such Failed Bath at its sole cost and expense, including bearing the cost of obtaining any Raw Material, Resin or other material required for the manufacture of such replacement cGMP Batch. Such replacement shall be made as promptly as practicable, subject to available

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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manufacturing capacity after the confirmation of Lonza Responsibility and in any case as soon as reasonably possible after confirmation of Lonza Responsibility. [*] acknowledges and agrees that [*] with respect to a Failed Batch that is a Lonza Responsibility [*], and in furtherance thereof, [*]. Lonza shall not be responsible for the cost of Raw Materials or Forty Severn Materials consumed in any Batch which failed to meet Specifications except to the extent set forth in this Clause 7.3.3.

8	Price and Payment

8.1	Suite Fee and Batch Fees. Forty Seven shall pay Lonza an annual Suite Fee of [*]. Except as set forth under this agreement, the Suite Fee is payable in full regardless of utilization by Forty Seven and the Suite Fee shall not be reduced or refunded if Forty Seven does not make full use of the Assigned Capacity. In addition to the foregoing, Forty Seven shall pay Lonza (i) [*] for each Engineering Batch manufactured by Lonza and (ii) [*] for each additional cGMP Batch, including any process Validation Batches), manufactured in any calendar year after the first [*] cGMP Batch(es), manufactured in such year (each an “Additional cGMP Batch”)

8.2	Other Services. In addition to Clause 8.1, pricing for the Services (other than the manufacture of Batches within the Assigned Capacity, Engineering Batches and Additional cGMP Batches) provided by Lonza are set out in, and based on the assumptions and information set out in, the applicable Project Plan. In the event of changes to the Services based on Forty Seven’s request which result in additional costs, the Parties shall execute a written amendment to this Agreement.

8.3	Raw Materials, Resins, Raw Materials Fees and Safety Stock. In addition to the Suite Fee and Batch fees in accordance with Clause 8.1, and he prices payable under Clause 8.2, Forty Seven shall pay for all Raw Materials, Resins, Safety Stock and the Raw materials Fee.

8.4	Unless otherwise indicated in writing by Lonza, all prices and charges are exclusive of value added tax (VAT0 and of any other applicable taxes, levies, import, duties an fees of whatever nature imposed by or under the authority of any government or public authority and all such charges applicable to the Services (other than taxes on Lonza’s income) shall be paid by Forty Seven. When sending payment to Lonza, the Forty Seven shall quote the relevant Invoice number in its remittance advice.

8.5	Payment Terms.

8.5.1	Suite Fee. The Suite Fee shall be payable in [*] instalments each year, with the first payment due on [*] and the second payment due on [*] and thereafter payable [*] during the Term. Subject to clause 14, Forty Seven will pay the Suite Fee to Lonza for the Term of this Agreement.

8.5.2	Batch Fees. Lonza shall issue invoices to Forty Seven for [*] of the Price for each Engineering Batch and each Additional cGMP Batch upon commencement thereof and [*] upon Release of each such applicable Batch, unless otherwise stated in the Project Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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8.5.3	Raw Materials and Raw Materials Fee. Lonza’s Cost for Raw Materials and the Raw Materials Fee for each Batch shall be invoiced upon the Release of each such Batch. Lonza will provide a list of the Raw Materials and the unit price reflecting Lonza’s Cost for each component of the Raw Materials (excluding any Lonza Intellectual Property). Resins shall be invoiced at [*].

8.5.4	All invoices are strictly net and payment must be made within [*] days of date of Invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim.

8.6	If in default of payment of any undisputed invoice on the due date, Interest shall accrue on any amount overdue at the lesser of (i) rate of [*] above the London Interbank Offered Rate (LIBOR) or (ii) the maximum rate allowable by applicable law, Interest to accrue on a day to day basis until full payment; and Lonza shall, at its sole discretion, and without prejudice o any other of its accrued rights, be entitled to suspend the provision of the Services and or delivery of Product until all overdue amounts have been paid in full including interest for late payments.

8.6.1	Price Adjustment. Not more than once per calendar year and with effect from [*], Lonza may adjust the Price for Services in accordance with [*] based upon any change in the index from the previous calendar year or increase the Price by [*], by providing Forty Seven [*] days prior written notice of such adjustment. The new Price reflecting such Price adjustment shall be effective for any Services and/or Batch for which the Commencement Date is on or after the effective date of Lonza’s notice to Forty Seven of the Price adjustment.

8.6.2	In addition to the above, the Price may be changed by Lonza not more than once per calendar year, upon prior written notice to Forty Seven (providing reasonable detail in support thereof), to reflect an increase of more than [*], as compared to the prior calendar year, in Lonza’s costs to manufacture the Product (other than any change in the cost of Raw Materials), including any change In an environmental, safety or regulatory standard that is outside of Lonza’s control and substantially impacts Lonza’s cost and ability to perform the Services, provided that (i) any such Increase up to [*] shall be [*] and (ii) to the extent any such increase is more than [*], the amount of such increase above [*] shall be [*] such that the Price shall be Increased by [*]. Notwithstanding the foregoing, in no event shall the Price be increased by more than [*] for the purposes of this clause 8.6.2 in any calendar year, except with respect to any such increase to the extent attributable to [*], in which case [*].

9	[Intentionally Omitted.]

10	Intellectual Property

10.1	Background Intellectual Property. Neither Party will as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party or any of Its Affiliates.

10.2

New Forty Seven intellectual Property. Subject to Clauses 10.1 and 10.3, Forty Seven shall own all right, title, and interest in and to any and all Intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza develops,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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conceives, invents, first reduces to practice or makes, solely or jointly with Forty Seven or others as a result of the receipt of the Forty Seven information, Forty Seven Materials and/or any Products (collectively; the “New Forty Seven Intellectual Property”). For avoidance of doubt “New Forty Seven Intellectual Property”‘ shall include any material, processes or other items that solely embody, or that solely are claimed or covered by, any of the foregoing Intellectual Property, but excluding any New General Application Intellectual Property. Lonza shall, and shall cause its Affiliates to, promptly disclose to Forty Seven in writing all New Forty Seven Intellectual Properly.

10.3	New General Application Intellectual Property. Notwithstanding clause 10.2 and subject to the license granted in Clause 10.5, Lonza shall own all right, title and interest in intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza, solely or jointly with Forty Seven, develops, conceives, invents, or first reduces to practice or makes in the course of performance of the Services (i) that is, generally applicable to, the development or manufacture of chemical or biological products or product components and not specific to the Product and the use or practice of which would not require the use or disclosure of Forty Seven Information, Forty Seven Materials or Forty Seven Background Intellectual Property, or (ii) is an improvement of or direct derivative of any Lonza Background Intellectual Property and/or Lonza Information (collectively the “New General Application Intellectual Property”). For avoidance of doubt, “New General Application Intellectual Property” shall include any material, processes or other items that embody, or that are claimed or covered by, any of the foregoing Intellectual Property.

10.4	Assignment of New Forty Seven Intellectual Property. Lonza hereby assigns, and shall cause its Affiliates to assign, to Forty Seven all of its right, title and interest in any New Forty Seven Intellectual Property. Lonza shall execute, and shall cause its personnel as well as its Affiliates, External Laboratories or other contractors or agents and their personnel, involved in the performance of the Services to execute, any documents reasonably required to confirm Forty Seven’s ownership of the New Forty Seven Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Forty Seven intellectual Property. This clause 10.4 shall be subject to the terms of the Prior MSA and the GS Licence. Subject to the terms and conditions as set forth in this Agreement and the GS Licence, the Cell Line (excluding any Lonza Background Intellectual Property and New General Application Intellectual Property), shall be the sole and exclusive property of Forty Seven, and Lonza hereby assigns to Forty Seven all of its right, title and interest in and to the Cell Line.

10.5	Subject to the terms and conditions set forth herein, Lonza hereby grants to Forty Seven, a non-exclusive, world-wide, fully paid-up, irrevocable, transferable license, including the right to grant and authorize sublicenses, under the New General Application Intellectual Property (a) to make, have made, use, sell, offer for sale and import the Products manufactured under this Agreement and (b) to the extent necessary to practice and exploit Forty Seven’s rights in and to the New Forty Seven Intellectual Property in the Products.

10.6	Forty Seven hereby grants Lonza the non-exclusive right to use the Forty Seven Information, Forty Seven Background Intellectual Property, Forty Seven Materials, New Forty Seven Intellectual Property, the Cell Line, and any and all other intellectual property supplied by or on behalf of the Forty Seven, during the Term solely for the purpose of fulfilling its obligations under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11	Warranties

11.1	Lonza warrants that:

11.1.1	The Services shall be performed in accordance with this Agreement (including all Appendices hereto) and Applicable Laws;

11.1.2	subject to the provisions set out in clause 2.2 and clause 7.3.3, the manufacture of Product shall be performed in accordance with Applicable Law and cGMP and the Products will, at the date of delivery, meet the Specifications;

11.1.3	to the best of Lonza’s knowledge and as on the Effective Date of this Agreement, the use by Lonza of the Manufacturing Process wilt not infringe any rights (including without limitation any intellectual or industrial property rights) vested in any Third Party, and Lonza will not knowingly include in the Manufacturing Process any elements that infringe any such intellectual or industrial property rights vested in any Third Party; provided however that Lonza gives no warranty that the use by Lonza including its Affiliates of the Manufacturing Process in association with Forty Seven Materials and/or Forty Seven Information in undertaking the Services shall not infringe any Third Party intellectual or industrial property rights;

11.1.4	it or its Affiliate holds all necessary permits, approvals, consents and licenses to, enable it or such Affiliate to perform the Services to be performed by it or such Affiliate, as applicable, at the Facility (subject always to Clause 11.2.3) or such other Lonza facility where the Parties may agree in writing that Product may be manufactured;

11.1.5	it has the necessary corporate authorizations to enter into and perform this Agreement;

11.1.6	as on the Effective Date of this Agreement, Lonza including its Affiliates have not been debarred by a Regulatory Authority nor have debarment proceedings against Lonza including its Affiliates been commenced. Lonza will promptly notify Forty Seven in writing if any such proceedings have commenced or if Lonza including its Affiliates is debarred by a Regulatory Authority. In the event that Forty Seven receives such notice from Lonza or otherwise becomes aware that Lonza including its Affiliates is debarred by a Regulatory Authority; then Forty Seven shall have the right to terminate this Agreement In accordance with clause 14.2.1 and in such an event the Forty Seven shall pay to Lonza of all accrued and unpaid obligations up to the date of termination, to the extent not previously been paid by Forty Seven;

11.1.7	title to all Product shall pass to Forty Seven as set forth in Clause 7.1 free and clear of any security interest, lien or other encumbrance in favour of Lonza; and

11.1.8	each employee of Lonza, a Lonza Affiliate and/or each External Laboratory who will receive or have access to Forty Seven Information or who will perform Services will be subject to written obligations (i) to assign to Lonza any and all right, title and interest in and to all Intellectual Property developed by such employee or External Laboratory in connection with the performance of Services in accordance with this Agreement and (ii) to protect the Forty Seven Information in accordance with terms at least as protective of the Forty Seven Information as the terms of this Agreement, in each case prior to the earlier of any disclosure of Forty Seven Information to such employee or External Laboratory or the commencement of any such performance by such employee or External Laboratory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.2	Forty Seven warrants that:

11.2.1	to the best of the Forty Seven’s knowledge, Forty Seven has all the rights necessary to permit Lonza and its Affiliates to perform the Services in accordance with the terms of this Agreement without infringing the Intellectual Property rights of any Third Party;

11.2.2	Forty Seven will promptly notify Lonza in writing if it receives or is notified of a formal written claim from a Third Party that Forty Seven Information and/or Forty Seven Background Intellectual Property, Forty Seven Materials, New Forty Seven Intellectual Property, the Cell Line; and/or any and all other information, materials and Intellectual Property supplied by or on behalf of the Forty Seven, or that the use by Lonza thereof for the provision of the Services infringes any Intellectual Property or other rights of any Third Party;

11.2.3	to the best of Forty Seven’s knowledge, Forty Seven has all the rights necessary to provide, and permit Lonza and its Affiliates and the External Laboratories to use for the purposes of this Agreement, the Forty Seven Information, Forty Seven Background Intellectual Property, Forty Seven Materials, New Forty Seven Intellectual Property, the Cell Line (subject to the terms of the GS Licence) and any and all other information, materials and Intellectual Property supplied by or on behalf of the Forty Seven, and that the use of anything referred to in this clause 11.2.3 will not infringe the Intellectual Property rights of any Third Party; and

11.2.4	Forty Seven has the necessary corporate authorizations to enter into this Agreement.

11.2.5	as on the Effective Date of this Agreement, Forty Seven including its Affiliates have not been debarred by a Regulatory Authority nor have debarment proceedings against Forty Seven including its Affiliates been commenced. Forty Seven will promptly notify Lonza in writing if any such proceedings have commenced or if Forty Seven including its Affiliates is debarred by a Regulatory Authority.

11.3	DISCLAIMER: THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12	Indemnification and Liability

12.1

Indemnification by Lonza. Lonza shall indemnify the Forty Seven, its Affiliates, and their respective officers, employees and agents (“Forty Seven Indemnitees”) for any loss, damage, costs, liability and expenses (including reasonable attorney fees) that Forty Seven Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the warranties given by Lonza in Clause 11.1 above and/or (ii) any claims alleging that the Services (excluding use by Lonza, Lonza’s Affiliates, contractors

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or the External Laboratories of the Forty Seven Information, Forty Seven Background Intellectual Property, Forty Seven Materials, New Forty Seven Intellectual Property, and/or any and all information, materials and other intellectual Property supplied by or on behalf of the Forty Seven (excluding Lonza’s host cell lines)) infringe any Intellectual Property rights of a Third Party except, in each case, to the extent that such claims resulted from the negligence, intentional misconduct or breach of this Agreement by any Forty Seven Indemnitees.

12.2	Indemnification by Forty Seven. Forty Seven shall indemnify Lonza, its Affiliates, and their respective officers, employees and agents (“Lonza Indemnitees”) from and against any loss, damage, costs, liability and expenses (including reasonable attorney fees) that any Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the warranties given by Forty Seven in Clause 11.2 above; and/or (ii) any claims alleging that the performance of Services infringes any Intellectual Property rights of third parties; and/or (iii) the manufacture, use, sale, or distribution by or on behalf of any Forty Seven Indemnitee of any Product, including any claims of product liability; and/or (iv) the use by Lonza, any of Lonza’s Affiliates, or any External Laboratory in accordance with this Agreement of any Forty Seven Information, Forty Seven Materials, Forty Seven Background Intellectual Property, New Forty Seven intellectual Property and/or any other information, materials or Intellectual Property provided by or on behalf of Forty Seven for the purposes of this Agreement (excluding Lonza’s host cell lines); except, in, each case, to the extent that such claims resulted from the negligence, intentional misconduct or breach of this Agreement by any Lonza Indemnitees.

12.3	Indemnification Procedure. If the Party to be indemnified intends to claim indemnification under this Clause 12, it shall promptly notify the Indemnifying Party in writing of such claim. The indemnitor shall have the right to control the defense and/or settlement thereof; provided, however, that the Indemnitor must obtain the prior written consent of the Indemnitee (not to be unreasonably withheld) before entering into any settlement of such Third Party claim that admits fault, wrongdoing or damages (to the extent not readily payable by the indemnitor at the time of settlement) and any indemnitee shall have the right to retain its own counsel at its own expense. The Indemnitee, its employees and agents, shall reasonably cooperate with the indemnitor in the investigation of any liability covered by this Clause 12. The failure to deliver prompt written notice to the indemnitor of any claim, to the extent prejudicial to its ability to defend such claim, shall relieve the indemnitor of any obligation to the indemnitee under this Clause 12.

12.4	DISCLAIMER OF CERTAIN DAMAGES. SUBJECT ALWAYS TO CLAUSE 12.6, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY AND/OR ANY OF THE OTHER PARTY’S AFFILIATES AND/OR ANY OF THE OTHER PARTY’S INDEMNITEES (IN EACH CASE WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE, HOWSOEVER ARISING) FOR ANY LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF GOODWILL, LOSS OF REPUTATION, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES, ARISING FROM OR RELATED TO THIS AGREEMENT, PROVIDED THAT THIS SHALL NOT PRECLUDE ANY CLAIM BY LONZA FOR ANY UNPAID INVOICES.

12.5	LIMITATION OF LIABILITY. SUBJECT ALWAYS TO CLAUSE 12.6, THE AGGREGATE LIABILITY OF EACH PARTY AND ITS AFFILIATES TO THE OTHER PARTY AND ITS AFFILIATES WITH RESPECT TO ANY CLAIM UNDER OR IN RELATION TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, UNDER ANY INDEMNITY OR OTHERWISE HOWSOEVER ARISING) SHALL NOT EXCEED, IN THE AGGREGATE, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.6	NOTHING IN THIS AGREEMENT SHALL OPERATE SO AS TO EXCLUDE OR IN ANY WAY LIMIT A PARTY’S, OR ITS AFFILIATE’S, LIABILITY (i) FOR FRAUD, INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, OR (ii) FOR DEATH OR PERSONAL INJURY CAUSED BY ITS FRAUD, INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OR (iii) FOR ANY OTHER LIABILITY THAT MAY NOT BE EXCLUDED OR LIMITED AS A MATTER OF LAW.

13	Confidentiality

13.1	A Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term from or on behalf of the other Party (the “Disclosing Party”) as well as the terms of this Agreement using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to the Receiving Party, observed by the Receiving Party or its employees, agents, consultants, or representatives, or otherwise learned by the Receiving Party under this Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary. For the avoidance of doubt, Forty Seven shall be deemed the Disclosing Party with respect to Forty Seven Information and Lonza shall be deemed the Disclosing Party with respect to Lonza information.

13.2	Notwithstanding the foregoing, Receiving Party may disclose to any courts and/or other authorities Confidential Information which is or will be required pursuant to applicable governmental or administrative or public law, rule, regulation or order. In such case the Party that received the Confidential Information will, to the extent legally permitted, inform the other Party promptly in writing and cooperate with the Disclosing Party in seeking to minimize the extent of Confidential Information which is required to be disclosed to the courts and/or authorities. If the Disclosing Party fails to obtain any protective order or other remedy, the Receiving Party shall furnish only that portion of the Confidential Information that is legally required to be disclosed and any Confidential Information so disclosed shall be treated as confidential for all purposes other than such legally compelled disclosure.

13.3	The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information, which:

13.3.1	at the time of disclosure was publicly available; or

13.3.2	is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party; or

13.3.3	as the Receiving Party can establish, by competent proof, was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been received from or on behalf of Disclosing Party (or anyone for whom it is responsible); or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.3.4	is supplied to a Party by a Third Party which was not in breach of an obligation of confidentiality to Disclosing Party or any other party; or

13.3.5	is developed by the Receiving Party independently from and without use of or reference to the Confidential Information, as evidenced by contemporaneous written records.

13.4	The Receiving Party will use Confidential Information of the Disclosing Party only for the purposes of exercising its rights and fulfilling its obligations under this Agreement and will not otherwise make any use of the Confidential Information of the Disclosing Party for its own separate benefit or the benefit of any Third Party including, without limitation, with respect to research or product development or any reverse engineering or similar testing. The Receiving Party agrees to return or destroy promptly (and certify such destruction) on Disclosing Party’s request all Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only.

13.5	Each Party will restrict the disclosure of Confidential Information of the other Party to such officers, employees, professional advisers, consultants, and actual finance providers of itself and its Affiliates (“Representatives”) who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information solely for the purpose of this Agreement; provided that each Party may disclose the terms of this Agreement to potential finance-providers, acquirers and sublicensees in connection with an applicable financing or acquisition, of or sublicense by such Party. Prior to disclosure to such persons, the Party in receipt of the Confidential Information shall bind its and its Affiliates’ Representatives, potential finance provider, potential acquirer and/or potential sublicensee (as applicable) to confidentiality and non-use obligations no less stringent than those set forth herein and shall be fully responsible and liable for all acts and omissions of such persons in violation of this Clause 13. The Receiving Party shall notify the Disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information. Lonza may disclose Forty Seven’s Confidential Information to Lonza’s Affiliates and the External Laboratories, in each case who have a need to know such Confidential Information for the purposes of this Agreement and who are bound by written confidentiality and non-use obligations no less protective than those set forth herein.

13.6	The Receiving Party shall at any time be fully liable for any and all breaches of the confidentiality obligations in this Clause 13 by any of its Affiliates or the employees, consultants and representatives of itself or its Affiliates

13.7	Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 13 by a Party may cause irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or in equity, the non-breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the non-breaching Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14	Term and Termination

14.1	Term. This Agreement shall commence on the Effective Date and shall end on the later of the completion of the final cGMP Batch to be manufactured within the Assigned Capacity or the fourth (4th) anniversary of the Effective Date in 2021 unless terminated earlier as provided herein or extended by mutual written consent of the Parties or otherwise in accordance with the terms of this Agreement (the “Term”). The Term may be extended by Forty Seven at its sole option and discretion for a further period of one (1) year by providing written notice of such extension to Lonza, such notice shall be provided no later than [*] and the Parties shall execute a written amendment for such extension.

14.2	Termination. This Agreement may be terminated as follows:

14.2.1	by either Party if the other Party breaches a material provision of this Agreement or a Project Plan and fails to cure such breach to the reasonable satisfaction of the non-breaching Party within [*] days ([*] days for non-payment) following written notification of such breach from the non-breaching party to the breaching party; provided, however, that such [*] day period shall be extended as agreed by the Parties if the identified breach is incapable of cure within [*] days and if the breaching Party provides a plan and timeline to cure the breach, promptly commences efforts to cure the breach and diligently prosecutes such cure (it being understood that this extended period shall be unavailable for any breach regarding non-payment);

14.2.2	by either Party, immediately, if the other Party enters into administration, is declared insolvent is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or has filed against it, a petition in bankruptcy or has an administrator or receiver appointed for a substantial part of its assets;

14.2.3	by either Party pursuant to Clause 15;

14.2.4	by customer for any reason upon providing a written notice of no less than [*] to Lonza.

14.3	Consequences of Termination. In the event of termination of this Agreement and subject to always to Clauses is 8.5, 14.4 in 14.5;

14.3.1	all Batches scheduled or in-process with respect to any Product on the effective date of termination shall be deemed to have been canceled, unless this Agreement is terminated by Forty Seven under Clause 14.2.1 or 14.2.2, in which case Forty Seven may elect, by provision of written notice to Lonza, for Lonza to complete manufacture of and deliver in accordance with the terms of this Agreement any such cGMP Batch in-process;

14.3.2	Subjects to the other terms of this Agreement, within [*] days of receipt of an invoice therefor, Lonza shall be compensated for:

(a)	all Services rendered in accordance with this Agreement up to the date of termination, including in respect of any Product in-process (including any additional cGMP Batches); and

(b)	all costs through the date of termination, including Raw Materials costs and Raw Materials Fees for Raw Materials used or purchased for use in connection with the Project Plan (as set forth in Section 2.8), in each case, to the extent such costs were incurred in accordance with this agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14.3.3	Provided that Forty Seven has made all payments to Lonza in accordance with this Agreement, upon termination or expiration all unused Raw Materials and Forty Seven Materials and Product created pursuant to this Agreement shall, at Forty Seven’s election, be delivered to a Customer or disposed of by Lonza and in each case, at cost to Forty Seven.

14.4	In the event of termination of this Agreement by Lonza pursuant to Clause 14.2.1 or 14.2.2, then in addition to Clause 14.3, [*] terminated by Lonza in accordance with Clause 14.2.1 or 14.2.2.

14.5	In the event of termination of this Agreement by Forty Seven pursuant to Clause 14.2.4, then [*] in accordance with the terms of this Agreement and [*] obligations hereunder [*] until the earliest of [*] terminated by Forty Seven in accordance with Clause 14.2.4, or (iii) the termination of this Agreement in accordance with the terms of Clause 14.2.

14.6	General. Expiration or termination of this Agreement for any reason shall not release any Party hereto from any obligation or liability which, as of the effective date of termination, has already accrued to the other Party or which is attributable to a period prior to the effective date of termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. Except as set forth in this Section 14.6 or 14.7, upon expiration or termination this Agreement shall be of no further force or effect.

14.7	Survival. Clauses 2.7, 2.10, 5, 7, 8.6 Error Reference source not found., 10, 11.1.6, 11.2.5, 12, 13, 14, 15, and 16 shall survive the expiration or termination of this Agreement.

15	Force Majeure

15.1	If Lonza is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and gives written notice thereof to Forty Seven specifying the matters constituting Force Majeure together with such evidence as Lonza reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, Lonza shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue. In such event, Forty Seven’s obligations under Clause 8 shall be suspended for so long as such Force Majeure shall continue. Provided that, if such Force Majeure persists for a period of [*] months or more, either Party may terminate this Agreement by delivering written notice to the other Party.

15.2	“Force Majeure” shall be deemed to include any reason or cause beyond Lonza’s reasonable control affecting the performance by Lonza of its obligations under the Agreement, including, but not limited to, any cause arising from or attributable to acts of God, strike, lockouts, labor troubles, restrictive governmental orders or decrees, riots, insurrection, war, terrorists acts, or the inability of Lonza to obtain any required raw material, energy source, equipment, labor or transportation.

15.3	With regard to Lonza, any such event of Force Majeure affecting services or production at its affiliates or suppliers shall be regarded as an event of Force Majeure.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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16	Miscellaneous

16.1	Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible commercially equivalent considering the legal interests and the purpose.

16.2	Amendments. Modifications and/or amendments of this Agreement must be in writing and signed by the Parties.

16.3	Performance by Affiliates. Lonza shall be entitled to instruct one or more of its Affiliates to perform any of Lonza’s obligations contained in this Agreement, but Lonza shall remain fully responsible in respect of those obligations and shall be responsible for any action or omission of such Affiliate that would constitute a breach of this Agreement had such action or omission been conducted by Lonza itself.

16.4	Assignment. Neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that Lonza shall be entitled without the prior written consent Forty Seven to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement (i) to an Affiliate or (ii) to any joint venture company of which Lonza is the beneficial owner of at least fifty percent (50%) of the issued share capital thereof or (iii) to any company with which Lonza may merge or (iv) to any company to which Lonza may transfer substantially all of its business or assets and undertakings. Notwithstanding the foregoing, Forty Seven may, [*], assign this Agreement to [*].

16.5	Notice. All notices must be written and sent to the address of the Party first set forth above. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

16.6	Governing Law/Jurisdiction.

16.6.1	This Agreement is governed in all respects by the laws of the State of New York without regard to its conflict of laws rules. Subject to Clause 16.6.2, the Parties agree to submit to the jurisdiction of the courts in the State of New York.

16.6.2

Any dispute arising between the Parties under this Agreement will be referred to and finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator knowledgeable in biopharmaceutical research and development related matters and familiar with the biopharmaceutical industry, appointed in accordance with the said Rules. The place of arbitration shall be New York, New York and the arbitration shall be conducted in the English language. The arbitrator’s award shall be final and binding. The Parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally the costs of the arbitration, except as

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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otherwise provided herein. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. Notwithstanding the foregoing, nothing in this Clause 16.6 shall prevent either Party from applying to a court of competent jurisdiction for equitable or injunctive relief.

16.7	Rights of Third Parties. The parties to this Agreement do not intend that any term hereof should be enforceable by any person who is not a party to this Agreement, save that Affiliates of Lonza and Affiliates of Forty Seven respectively may rely on the indemnities granted to them and limitations and exclusions of liability contained herein. The Parties may amend this Agreement without the consent of the Affiliates of either Party.

16.8	Announcements / Press Releases. Neither Party shall make any press release or announcement regarding the subject matter of this Agreement without the prior written consent of the other. The Parties shall use reasonable efforts to issue a joint press release within thirty (30) days of the Effective Date regarding the entry into this Agreement.

16.9	Entire Agreement. This Agreement, including for clarity the Appendices hereto, contains the entire agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements solely with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement is intended to or otherwise affects or amends the prior MSA, as amended or the GS Licence between Forty Seven and Lonza Sales AG.

16.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile or by .pdf shall constitute an original signature for purposes of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, each of the parties here too has caused this Agreement to be executed by its duly authorized representative effective as of the date written above.

LONZA BIOLOGICS TUAS PTE LTD

By:	/s/ Sylke Hassel
Name: Sylke Hassel
Title: Head of Mammalian Manufacturing Business Unit

By	/s/ Andrew Morgan
Name: Andrew Morgan
Title: General Manager, Singapore

FORTY SEVEN INC

By	/s/ Mark McCamish
Name: Mark McCamish
Title: CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Appendix A

Product and Project Plan

See attached.

[*] (23 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Appendix B

Price

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Appendix C

Quality Agreement

See Attached.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Appendix D

Specifications

[*] (4 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Appendix E

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.